                               AMENDMENT NO. 3 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

     THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 3rd day of December, 2001 by the Trustees hereunder.

     WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999,
March 2, 2001, and August 1, 2001.

     AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Government Income Trust (the "Trust") to change the name of two Series as set forth below:

            Former Name                                 New Name
            -----------                                 --------
     Inflation-Adjusted Treasury Fund            Inflation-Adjusted Bond Fund
     Long-Term Treasury Fund                     Government Bond Fund

     AND WHEREAS, all of assets and liabilities of the Short-Term Treasury Fund have been transferred to the Treasury Fund,

     NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated
Agreement and Declaration of Trust for the Trust is hereby amended as of
December 3, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the 3rd day of December, 2001.

Trustees of the American Century Government Income Trust

/s/Albert Eisenstat                                      /s/Kenneth E. Scott
Albert Eisenstat                                         Kenneth E. Scott

/s/Ronald J. Gilson                                      /s/James E. Stowers III
Ronald J. Gilson                                         James E. Stowers III

/s/William M. Lyons                                      /s/Jeanne D. Wohlers
William M. Lyons                                         Jeanne D. Wohlers

/s/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                       Class         Date of Establishment
------                                       -----         ---------------------

Capital Preservation Fund                   Investor          03/16/1997

Treasury Fund                               Investor          05/16/1980
(formerly Intermediate-Term Treasury Fund)  Advisor           08/01/1997

Government Bond Fund                        Investor          09/08/1992
(formerly Long-Term Treasury Fund)          Advisor           08/01/1997

Government Agency Money Market Fund         Investor          12/05/1989
                                            Advisor           08/01/1997

Short-Term Government Fund                  Investor          09/03/1991
                                            Advisor           08/01/1997

Ginnie Mae Fund                             Investor          09/23/1985
(formerly GNMA Fund)                        Advisor           08/01/1997
                                            C                 05/01/2001

Inflation-Adjusted Bond Fund                Investor          02/16/1996
(formerly Inflation-Adjusted Treasury Fund) Advisor           08/01/1997

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.